UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
October 25, 2006

bebe stores, inc. (Exact name of registrant as specified in its charter)

California (State or Jurisdiction of Incorporation or Organization)	0-24395 (Commission File No.)	94-2450490 (IRS Employer Identification Number)

400 Valley Drive
Brisbane, California 94005
(Address of principal executive offices)

Registrant's telephone number, including area code
(415) 715-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On October 25, 2006, bebe stores, inc. issued a press release announcing its first quarter fiscal 2007 earnings.

The press release relating to the first quarter fiscal 2007 earnings is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

    99.1.        Press Release dated October 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated October 25, 2006 bebe stores, inc. /s/ Walter Parks __________________________________ Walter Parks, Chief Financial Officer

Exhibit 99.1

Contact: Walter Parks
                Chief Financial Officer
                bebe stores, inc.
                (415) 715-3900

bebe stores, inc.
Announces Record First Quarter Earnings of $0.22 per share,
a 57% Increase over the Prior Year

BRISBANE, CALIF. – October 25, 2006 – bebe stores, inc. (Nasdaq:BEBE) today announced unaudited financial results for the first quarter ended September 30, 2006.

Net sales for the first quarter of fiscal 2007 were $157.1 million, up 24.5% from $126.2 million reported for the first quarter a year ago. As previously reported, same store sales for the thirteen-week period ended September 30, 2006 increased 12.8% compared to an increase of 17.3% in the prior year.

Gross margin as a percentage of net sales increased to 50.5% in the first quarter of fiscal 2007, compared to 49.3% in the first quarter of fiscal 2006. The increase in gross margin as a percentage of net sales from the prior year of 1.2% was primarily due to improved merchandise margins resulting from a higher initial markup and lower markdowns sold.

SG&A expenses for the first quarter of fiscal 2007 were $50.3 million, or 32.0% of net sales, compared to $42.2 million, or 33.5% of net sales for the same period of the prior year. The decrease in SG&A expenses as a percent of sales is primarily due to a decrease in advertising expenses and lower variable expenses.

Operating income for the first quarter of fiscal 2007 was $29.0 million or 18.5% of net sales, compared to $20.0 million or 15.8% of net sales for the same period of the prior year. Net income for the first quarter increased to $20.4 million from $13.6 million for the same period of the prior year. Diluted earnings per share for the first quarter were $0.22 versus $0.14 per share in the same period of fiscal 2006, representing a 57.1% increase over the prior year.

The effective tax rate for the first quarter of fiscal 2007 decreased to 36.5% from 38.5% in the first quarter of fiscal 2006 primarily due to an increase in tax exempt interest income.

During the quarter ended September 30, 2006, the Company opened six stores, including one bebe store, four BEBE SPORT stores and one Neda by bebe store, and expanded or relocated two bebe existing stores resulting in total square footage growth of 2%. For the quarter ended September 30, 2006, the Company’s capital expenditures were approximately $8 million and depreciation expense was approximately $4 million.

For the second quarter of fiscal 2007, the Company anticipates comparable store sales will be in the high single digit range and earnings per share in the range of $0.31 to $0.35 versus $0.27 per share in the second quarter of fiscal 2006. The Company is currently anticipating an effective tax rate of 36.5% for the second quarter of fiscal 2007.

For the second quarter of fiscal 2007, the Company is currently planning finished goods inventory to increase on a per square foot basis in the range of mid teens as compared to the second quarter of fiscal 2006.

bebe stores, inc. will host a conference call today, October 25, 2006 at 1:30 P.M. Pacific Time to discuss first quarter results. Interested parties are invited to listen to the conference by calling (888) 241-2232. A replay of the call will be available for approximately one week by calling (800) 642-1687 and using the passcode “8185335". A link to the audio replay will be available on our web site at www.bebe.com following the conference call.

bebe stores, inc. will host an analysts’ day on October 27, 2006 at its new store in the Time Warner Center on Columbus Circle in New York City.

bebe stores, inc. designs, develops and produces a distinctive line of contemporary women’s apparel and accessories, which it markets under the bebe, COLLECTION bebe, Neda by bebe, Neda, BEBE SPORT and bebe O brand names. bebe currently operates 250 stores, of which 185 are bebe stores, 20 are bebe outlet stores, 44 are BEBE SPORT stores and 1 is a Neda by bebe store. These stores are located in the United States, Puerto Rico and Canada. In addition, there is an online store at www.bebe.com.

The statements in this news release and on our recorded message, other than the historical financial information, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company’s future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the company’s annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict.

bebe stores, inc. SELECTED BALANCE SHEET DATA (UNAUDITED) (Dollars in thousands)

	September 30, 2006	October 1, 2005

Assets
Cash and equivalents	$50,391	$31,479
Short-term marketable securities	292,414	253,632
Inventories, net	53,427	39,638
Total current assets	416,147	345,948
Property and equipment, net	96,643	78,349
Total assets	$530,000	$433,196

Liabilities and Shareholders' Equity
Total current liabilities	$55,730	$53,112
Total liabilities	93,228	86,208
Total shareholders' equity	436,772	346,988
Total liabilities and shareholders' equity	$530,000	$433,196

bebe stores, inc. STATEMENTS OF OPERATIONS (UNAUDITED) (Amounts in thousands except per share data and store statistics)

	For the Quarters Ended

	September 30, 2006%		October 1, 2005%

Net sales	$157,059	100.0	$126,155	100.0
Cost of sales, including production and occupancy	77,773	49.5	63,952	50.7

Gross margin	79,286	50.5	62,203	49.3
Selling, general and administrative expenses	50,290	32.0	42,249	33.5

Income from operations	28,996	18.5	19,954	15.8
Interest and other income, net	3,173	2.0	2,115	1.7

Income before income taxes	32,169	20.5	22,069	17.5
Provision for income taxes	11,742	7.5	8,496	6.7

Net income	$20,427	13.0	$13,573	10.8

Basic earnings per share	$0.22		$0.15
Diluted earnings per share	$0.22		$0.14

Basic weighted average shares outstanding	91,980		91,147
Diluted weighted average shares outstanding	94,398		94,159

Number of stores open at beginning of period	242		214
Number of stores opened during period	6		7
Number of stores closed during period	0		1
Number of stores open at end of period	248		220

Number of stores expanded/relocated during period*	2		0

Total square footage at end of period (000's)	898		784
*Expanded/Relocated stores are excluded from comparable store sales for the first year following expansion/relocation.